Exhibit 99.2

CONSENT

OF

OTX

Board of Directors

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112

Members of the Board:

We hereby consent to the citation by National CineMedia, Inc. (the “Company”) of data from our June 2006 study entitled Consumer Reaction to FirstLook in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.

OTX

By:	/s/ Shelley Zalis
Name: Shelley Zalis Title: CEO

January 8, 2007